                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                                   ----------

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                 March 15, 1996
                        ---------------------------------
                        (Date of earliest event reported)



                    INCOME OPPORTUNITY REALTY INVESTORS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)



   Nevada                             1-9525                  75-2615944
   ------                             ------                  ----------
(State of incorporation          (Commission File          (IRS Employer
or organization)                  Number)                   Identification No.)


10670 North Central Expressway
Suite 300
Dallas, Texas                                                  75231
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (214) 692-4700



            Income Opportunity Realty Trust (predecessor registrant)
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.

     On March 15, 1996, Income Opportunity Realty Trust (the "Trust"), having previously incorporated in California, merged with and into its recently organized, wholly-owned subsidiary, Income Opportunity Realty Investors, Inc., a Nevada corporation ("IORI Nevada") pursuant to an Agreement and Plan of Merger dated as of March 15, 1996. As a result of the incorporation of the Trust and the merger, each shareholder received one share of common stock of IORI Nevada in exchange for each share of beneficial interest of the Trust. In addition, IORI Nevada succeeded to all the rights and properties, and became subject to all the obligations and liabilities, of the Trust.

     The incorporation of the Trust and the merger were each approved by the shareholders of the Trust at a special meeting on March 15, 1996.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     The following documents are filed as exhibits to this Current
Report:

          2 Agreement and Plan of Merger dated as of March 15, 1996 between Income Opportunity Realty Trust and Income Opportunity Realty Investors, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INCOME OPPORTUNITY REALTY
                                        INVESTORS, INC.



Dated: March 20, 1996              By:       /S/ Randall M. Paulson
                                        -------------------------------
                                        Randall M. Paulson
                                        President